Exhibit 23.01


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 333-15369 and 333-52794), pertaining to the Amended and Restated 1996 Employee Stock Purchase Plan and the 2000 Stock Option Plan, respectively, Form S-3 (No. 333-34705), pertaining to the Prospectus of Convera Corporation for the registration of 2,000,000 shares of its common stock and Form S-4 (No. 333-51072), pertaining to the Prospectus of Convera Corporation for the registration of 45,231,390 shares of its common stock, of our report dated March 8, 2000 relating to the financial statements of Excalibur Technologies Corporation and its subsidiaries for the year ended January 31, 2000, which appears in Convera Corporation's Annual Report on Form 10-K for the year ended January 31, 2002.


/s/PricewaterhouseCoopers LLP

McLean, Virginia
April 24, 2002

                                                                 Exhibit 23.02

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 333-15369 and 333-52794), pertaining to the Amended and Restated 1996 Employee Stock Purchase Plan and the 2000 Stock Option Plan, respectively, Form S-3 (No. 333-34705), pertaining to the Prospectus of Convera Corporation for the registration of 2,000,000 shares of its common stock and Form S-4 (No. 333-51072), pertaining to the Prospectus of Convera Corporation for the registration of 45,231,390 shares of its common stock, of our report dated March 15, 2002, with respect to the consolidated financial statements of Convera Corporation included in this Annual Report (Form 10-K) for the year ended January 31, 2002.

                                            /s/ ERNST & YOUNG LLP


McLean, Virginia
April 26, 2002